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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report to the Directors of Commercial Consolidators Corp. as at February 28, 2001, February 29, 2000, February 28, 1999 and 1998 and for the years then ended in respect of financial statements being included in registration on Form F-1. Our report was dated May 1, 2001 except as to certain matters in Note 9 and Note 22(v) which are as of September 4, 2001.

We also consent to our unqualified opinion addressed to the Directors dated June 15, 2000 on the financial statements of YAM International Communications Inc. as at March 31, 2000 and for the three months then ended as well as our unqualified opinion dated February 14, 2001, and December 31, 1999 and 1998 and for the years then ended as included in the registration Form F-1 as a significant subsidiary acquired during the year ending February 28, 2001.

We also consent to our unqualified opinion addressed to the Directors dated February 22, 2001 on the financial statements of MAX Systems Group Inc. as at July 31, 2000, 1999 and 1998 and for the years then ended, and as at February 28, 2001 and for the seven months then ended, included as a significant subsidiary acquired by Commercial Consolidators Corp. during the year ended February 28, 2001 as included in the registration or Form F-1.

We also consent our unqualified opinion addressed to the Directors dated February 15, 2002 on the financial statements of American Way Importing Corp. as at December 31, 2001 and 2000 and for the years then ended included as a significant subsidiary to be acquired during the year ended February 28, 2003 as included in the registration on Form F-1.

                                       Yours very truly.

                                       MINTZ & PARTNERS LLP
                                       CHARTERED ACCOUNTANTS



                                        /s/  Elliott Jacobson
                                        --------------------------------
                                        Elliott M. Jacobson, Partner



February 28, 2002